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                                                                    EXHIBIT 99J


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 30 to Registration Statement No. 033-57732 on Form N1-A of our reports dated February 18, 2005 appearing in the Annual Reports of WM Variable Trust and WM VT Strategic Asset Management Portfolios and to the references to us under the heading "Financial Highlights" in the Prospectuses and under the heading "Independent Registered Public Accounting Firm and Financial Statements" in the Statement of Additional Information, which are part of such Registration Statement.



DELOITTE & TOUCHE LLP
Boston, Massachusetts
April 29, 2005